THIS DOCUMENT IS A COPY OF THE STOCK PURCHASE AND REDEMPTION AGREEMENT (EXHIBIT TO FORM 8-K) FILED ON JANUARY 4, 1996, PURSUANT TO A RULE
201 TEMPORARY HARDSHIP EXEMPTION.

FORM 8-K WAS FILED ELECTRONICALLY JANUARY 4, 1996, THIS EXHIBIT--STOCK PURCHASE AND REDEMPTION AGREEMEN--WAS FILED WITH FORM SE PURSUANT TO
A RULE 201 TEMPORARY HARDSHIP EXEMPTION ON JANUARY 4, 1996.


               STOCK PURCHASE AND REDEMPTION AGREEMENT


     This Agreement entered into as of the 21st day of December, 1995 by and between Corporacion Inmobiliaria Textil (CINTEX), a Puerto Rico corporation ("Cintex"), Fideicomiso Hispamer, a Puerto Rico trust ("Hispamer"), Estampados Deportivos, Inc., a Delaware corporation ("Estampados"), and Olympic Holding Corp., a Puerto Rico corporation ("Holding") (all said entities hereinafter sometimes from time to time collectively referred to as "Sellers"); and Coachman Incorporated, a Delaware corporation (hereinafter referred to as "Purchaser").

                              WITNESSETH

     WHEREAS, Estampados owns all of the issued and outstanding shares of common stock of Olympic Mills Corporation (the "Olympic Common Shares"), a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware ("Olympic"); and
     WHEREAS, Cintex and Hispamer own all of the issued and outstanding shares of Class A preferred stock of Olympic (the "Olympic Preferred Shares"); and
     WHEREAS, Olympic is the owner of all the issued and outstanding shares of common stock of Yabucoa Industries, Inc. (the "Yabucoa Common Shares"), a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the Commonwealth of Puerto Rico; and
     WHEREAS, Olympic is indebted to Cintex and Hispamer each in the amount of One Million Seven Hundred Eighty Five Thousand Two Hundred Dollars ($1,785,200.00) for an aggregate liability of Three Million Five Hundred Seventy Thousand Four Hundred Dollars ($3,570,400.00) (such debt(s) and evidence thereto together with any and all existing rights, liens or collateral held by Cintex and Hispamer in connection thereto are hereinafter collectively referred to as the "Indebtedness"); and
     WHEREAS, Holding owns all of the issued and outstanding shares of common stock of Lutania Mills, Inc. (the "Lutania Shares"), a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the Commonwealth of Puerto Rico ("Lutania"); and
     WHEREAS, Sellers and Purchaser entered into a certain agreement dated as of June 27, 1995, as amended (the "Contract to Acquire"), pursuant to which Sellers granted to Purchaser the exclusive and irrevocable right to purchase the Olympic Common Shares, the Lutania Shares, the Olympic Preferred Shares and the Indebtedness free and clear of Liens (as defined hereinafter); and
     WHEREAS, Purchaser has notified Sellers of its intention to purchase from Estampados the Olympic Common Shares and from Holding the Lutania Shares and to cause Olympic to acquire from Cintex and Hispamer the Indebtedness and the Olympic Preferred Shares, and Sellers agree to effect such transactions, all under the terms and conditions herein stated; and
     NOW THEREFORE, in consideration of the mutual covenants, representations and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:
     1.   SALE AND PURCHASE OF THE OLYMPIC COMMON SHARES AND
          THE LUTANIA SHARES:

          a.   Agreement to Sell and to Purchase the Olympic
               Common Shares and the Lutania Shares.

          Upon the terms and conditions set forth in this
Agreement:
               (1)  Estampados hereby sells, assigns and
transfers to Purchaser and, in reliance on all of the representations and warranties and the covenants of Sellers and of Olympic, Yabucoa and Lutania made herein, Purchaser acquires and accepts from Estampados, for the purchase price of ONE THOUSAND DOLLARS, the Olympic Shares.
               (2)  Holding hereby sells, assigns and
transfers to Purchaser and, in reliance on all of the representations and warranties and the covenants of Sellers and of Olympic, Yabucoa and Lutania made herein, Purchaser acquires and accepts from Holding, for the purchase price of ONE THOUSAND DOLLARS, the Lutania Shares.
          b.   Delivery of Share Certificates.
          Estampados and Holding hereby deliver to Purchaser the certificates representing all the issued and outstanding Olympic Common Shares and Lutania Shares, respectively, free and clear of any and all liens, charges, encumbrances, claims, options, rights of first refusal, rights of first offer, agreements, security interests, restrictions of any kind and rights of others of any description (collectively "Liens").
          c.   Delivery of Purchase Price.
          Purchaser hereby delivers and pays to Estampados and Holding, respectively, the full amount of the purchase price for the Olympic Common Shares and the Lutania Shares.
     2.   CONTRIBUTION BY PURCHASER TO THE CAPITAL OF
          OLYMPIC:
          a.   Capital contribution.
          Upon the terms and conditions set forth in this Agreement, Purchaser hereby contributes to the capital of Olympic as additional paid-in capital the following:
               (1)  Cash in the amount of TWO MILLION DOLLARS
($2,000,000.00);
               (2) Six million (6,000,000) shares of common stock of Purchaser (the Purchaser's Common Stock") and its commitment to issue additional common stock as provided in paragraph 4(b)(1) hereof;
               (3) A promissory note issued for the principal amount of FOUR MILLION FOUR HUNDRED FORTY EIGHT THOUSAND EIGHT HUNDRED TWENTY SIX DOLLARS ($4,448,826.00) (the "Bridge Note") which is subject to the following terms and conditions:
                    (i)  The Bridge Note shall mature and thus
be due and payable on July 15, 1996 (the "Bridge Note Maturity
Date").
                    (ii)  No interest will accrue on the
principal amount under the Bridge Note paid during the first thirty (30) days after issuance.
                    (iii)  Payments of principal made after
thirty (30) days of issuance up to and including the Bridge Note Maturity Date shall bear interest from the date of issuance until payment at the rate of eight percent (8%) per annum.
                    (iv)  Any principal outstanding under the
Bridge Note on the Bridge Note Maturity Date not paid on such date shall bear interest from the date of issuance until full payment thereof at the rate of twelve percent (12%) per annum.
                    (v)  While there is any balance
outstanding under the Bridge Note, Purchaser will apply the net proceeds from any issuance of shares of Purchaser's stock issued up to or after the Bridge Note Maturity Date to the payment of principal and interest due under the Bridge Note.
                    (vi) As long as there are any amounts due under the Bridge Note and the Availability Note, (i) Mr. Francisco Carvajal will be Chairman of Olympic and if he ceases to be Chairman, Hispamer shall have the right to appoint one member to the Board of Directors of Olympic until such notes are paid in full, (ii) Olympic, without the prior consent of Mr. Carvajal, will not enter into any transaction, agreement, contract, commitment, lease, understanding or arrangement requiring, or which could result in payments by the company with an overall value in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), or incur in or assume any obligation or liability in an amount in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), and (iii) Mr. Carvajal will be held harmless when acting in such capacities through a Hold Harmless Agreement and applicable contractual liability insurance coverage from decisions made by Purchaser and Olympic in course of the transaction.
     3.   PAYMENT OF INDEBTEDNESS.
          a.   Indebtedness to Cintex.
               Olympic hereby delivers to Cintex the sum of ONE MILLION SEVEN HUNDRED EIGHTY FIVE THOUSAND TWO HUNDRED DOLLARS ($1,785,200.00) in full payment and satisfaction of the Indebtedness to Cintex.
          b.   Indebtedness to Hispamer.
               Olympic hereby delivers to Hispamer in full payment and satisfaction of the Indebtedness to Hispamer a promissory note issued by Olympic in the amount of ONE MILLION SEVEN HUNDRED EIGHTY FIVE THOUSAND TWO HUNDRED DOLLARS ($1,785,200.00) (referred to herein as the Availability Note) due and payable on July 15, 1996 (the Availability Note Maturity Date) and bearing interest from the date of issue until full payment at the annual rate of 12% payable monthly on the last day of each calendar month after the date of issue, provided however that if the principal amount on the Availability Note is paid on or before the Availability Note Maturity Date, interest payable on the outstanding balances under the Availability Note shall be recomputed so that the effective interest rate paid on such outstanding balances shall be equivalent to an annual interest rate of 8% payable monthly and the sum equivalent of an annual interest rate of 4% paid monthly shall be determined and applied as payment against the principal of the Availability Note then outstanding. Payment of the Availability is guaranteed by a pledge by Purchaser of the common stock of Olympic acquired by Purchaser pursuant to this Stock Purchase Agreement pursuant to a Pledge Agreement executed between the Purchaser and Hispamer.
     Payment of the principal amount of the Availability Note shall be accelerated by (i) the available amount under the Congress Credit line of credit, in excess over and above the minimum availability requirement thereunder, which results from the difference between the total value of eligible inventory of the Corporations determined by Congress Credit as of December 31, 1995 and the total value of eligible inventory of $6,591,000 used to determine net availability under the line of credit of Congress Credit as of the date hereof, and
(ii) any additional amount available under such credit line which is authorized by Congress Credit, at its sole discretion, provided that such acceleration or payment on the Availability Note shall not exceed the amount of $1,500,000 and provided further, that any payment under this note shall not place Olympic in default under a certain Loan and Security Agreement entered into with Congress Credit Corporation of even date hereof.
          c.   Release of Olympic.
               Cintex hereby releases and discharges Olympic from all obligations under the promissory notes evidencing the Indebtedness and simultaneously herewith deliver to Olympic all documents necessary to cancel the Chattel Mortgage lien in all sections of the Registry of Property of Puerto Rico where it is recorded that encumbers certain personal property of Olympic. A notation has been made in the promissory note evidencing the Indebtedness releasing Olympic from any further liability under such notes.
     4.   REDEMPTION OF OLYMPIC PREFERRED SHARES.
          a. Redemption of Olympic Preferred Shares held by Cintex.

          Upon the terms and conditions set forth in this Agreement, Olympic redeems the 39,276 Olympic Preferred Shares owned and held by Cintex for the following consideration:
               (1)  cash in the amount of THREE MILLION SIX
HUNDRED SEVENTY THREE THOUSAND TWO HUNDRED SIXTY DOLLARS
($3,673,260.00);
               (2)  delivery of a receivable from American
Mills C. por A. in the amount of ONE MILLION SEVEN HUNDRED SIXTEEN THOUSAND THREE HUNDRED NINETY TWO DOLLARS ($1,716,392.00); and
               (3) a promissory note issued by Olympic in the amount of SIX HUNDRED FIVE THOUSAND FIVE HUNDRED FOURTEEN DOLLARS ($605,514.00) (the "PRIDCO Note") in favor of Cintex, due and payable upon receipt by the Corporations of the sums due to the Corporations by PRIDCO as of the date hereof under the Special Incentives for Infrastructure Contract dated June 19, 1992. No interest will accrue on the principal amounts under the PRIDCO Note repaid during the first thirty (30) days after issuance. Repayments of principal under the PRIDCO Note made after thirty (30) days of issuance up to and including the date of its payment in full shall bear interest at the rate of eight percent (8%) per annum.
               (4) A promissory note issued by Olympic in the amount of ONE MILLION DOLLARS ($1,000,000) (referred to in the Agreement of June 27, 1995 as the Defense Contract Note) due and payable on the fifth anniversary date from the date of issue and bearing interest from the date of issue until full payment at the annual rate of seven percent (7%) payable quarterly on the last day of each calendar quarter after the date of issue.
               (5) A promissory note issued by Olympic in the amount of THREE HUNDRED SEVENTY THOUSAND DOLLARS ($370,000.00) (referred to as the Congress Excess Note) due and payable ninety (90) days from the date of issue, bearing interest on the outstanding principal balance thereof at the rate of eleven hundredths of one percent (0.11%) per day from the date of issue until its full payment.
               (6) FIVE HUNDRED THOUSAND (500,000) shares of Common Stock of Purchaser and its proportionate share of the commitment by Purchaser to issue additional common stock as provided in paragraph 4(b)(1) hereof.
          Cintex hereby delivers to Olympic all certificates evidencing the Olympic Preferred Shares owned by Cintex duly endorsed for redemption and cancellation by an authorized representative.
          b. Upon the terms and conditions set forth in this Agreement, Olympic redeems the 57,129 Olympic Preferred Shares owned and held by Hispamer for the following consideration:
               (1)  FIVE MILLION FIVE HUNDRED (5,500,000)
shares of Common Stock of Purchaser and its proportionate share of the commitment by Purchaser to issue and deliver to Hispamer additional common stock of Purchaser subject to the following conditions:
                    If (i) Hispamer and Cintex do not
voluntarily sell or dispose of (other than to the other Sellers or affiliates thereof and employees of Olympic and Cintex) any or all of the Purchaser's Common Stock and continue to hold such stock or its equivalent on the second anniversary of the date hereof; and (ii) the average price of the Purchaser's Common Stock as quoted on NASDAQ or a national or regional securities exchange for any 30-day period between the date hereof and the date of such second anniversary date is never at least FIFTEEN MILLION DOLLARS ($15,000,000.00); then, in addition to the Purchaser's Common Stock, Purchaser hereby agrees to and shall deliver to Hispamer and Cintex in proportion to their holding, additional shares of common stock of the Purchaser sufficient for Hispamer and Cintex in the aggregate to own shares of common stock of Purchaser as of said second anniversary date having an average price for the 30-day period preceding said second anniversary date of FIFTEEN MILLION DOLLARS ($15,000,000.00). Provided, however, that Purchaser shall not be obliged to deliver to Hispamer and Cintex such additional shares of its own common stock if: (i) Hispamer, Cintex or any one of Sellers or affiliates thereof, as the case may be, voluntarily sell, on or before the second anniversary of the date hereof, any or all of Purchaser's Common Stock to any person, other than among themselves or to an affiliate; or (ii) the actual price of Purchaser's Common Stock as quoted on NASDAQ or a national or regional securities exchange is at least FIFTEEN MILLION DOLLARS ($15,000,000.00) for any 30-day period between the date hereof and the date of such second anniversary date. In case of a voluntary sale or disposition by any of the Sellers or affiliates of any or all of the Purchaser's Common Stock to any person other than among themselves or an affiliate during the two (2) year period ending on the second anniversary of the date hereof, Purchaser shall have the right of first refusal to acquire such shares for the same price such third party is willing to pay in writing for the shares. Purchaser shall exercise this right of first refusal within a period of ten days from the date Sellers or the affiliate notify Purchaser of the proposed sale of the Purchaser's Common Stock.
               (2) The Bridge Note in the principal amount of FOUR MILLION FOUR HUNDRED FORTY EIGHT THOUSAND EIGHT HUNDRED TWENTY SIX DOLLARS ($4,448,826.00), the payment of which is secured by a Pledge Agreement executed between the Purchaser and Hispamer.
               (3)  The obligation to issue one or more
promissory Notes (the Grant Notes) in an aggregate amount equal to the grants granted to Olympic, Yabucoa and/or Lutania after the date hereof, other than grants under a wage incentive program, which were requested as of the date hereof, up to a maximum amount of ONE MILLION DOLLARS ($1,000,000). The Grant Notes shall be due and payable on the fifth anniversary date from the date of issue and bearing interest from the date of issue until full payment at the annual rate of seven percent (7%) payable quarterly on the last day of each calendar quarter after the date of issue and shall be subordinated to the indebtedness to Congress Credit Corporation under the Loan and Security Agreement of even date herewith.
               (4)  The obligation to pay Hispamer the
proportionate amount of the net after tax earnings of the Corporations (including their subsidiaries) for the calendar year ending on December 31, 1995 attributable to the period commencing on January 1, 1995 and ending on the date hereof, excluding any reversal of the loss contingency reserve recorded in the books for the payment of excise taxes (the "Proportionate Net Earnings Amount"). The Proportionate Net Earnings Amount shall be paid within ten days after audited financial statements of the Corporations for the calendar year ending on December 31, 1995 are issued but in no event such amount shall be paid after April 30, 1996. The Proportionate Net Earnings Amount shall be determined by dividing the combined net after tax earnings of the Corporations (including subsidiaries) for the year ended on December 31, 1995 (determined under generally acceptable accounting principles but excluding any reversal of the loss contingency reserve recorded in the books for the payment of excise taxes) by 365 and multiplying the result thereof by the number of days elapsed since January 1, 1995 to the date hereof. No payment for this amount will result if the combined operations of the Corporations (including subsidiaries) for the year ended December 31, 1995 does not reflect any net after tax earnings (determined under generally acceptable accounting principles). Hispamer hereby delivers to Olympic all certificates evidencing the Olympic Preferred Shares owned by Hispamer duly endorsed for redemption and cancellation by an authorized representative.
     5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
SELLERS:
     Sellers, jointly and severally, represent, warrant and covenant to the Purchaser as follows:
          a.   Title.
          Estampados is the lawful, registered and beneficial exclusive owner of the Olympic Common Shares; Holding is the lawful, registered and beneficial exclusive owner of the Lutania Shares; and Cintex and Hispamer are the lawful, registered and beneficial exclusive owners and creditors of the Indebtedness and the lawful, registered and beneficial exclusive owners of the Olympic Preferred Shares. The Shares and the Indebtedness are free and clear of any and all Liens. Each Seller has good and marketable title to the shares set forth opposite such Seller's name in Exhibit 5(a) and has the right to sell, assign, convey, transfer and deliver the same to Purchaser (or surrender the same for redemption in case of the Olympic Preferred Shares) pursuant to this Agreement, free and clear of any and all Liens. Upon delivery of certificates representing the Shares and of the notes evidencing the Indebtedness in accordance with the terms of this Agreement, the Purchaser and Olympic shall have good and marketable title to and will own such Shares and Indebtedness free and clear of any and all Liens. Sellers are not a party to or bound by any contract or commitment relating to the sale, assignment, conveyance, transfer, delivery, right of first refusal, option or limitations on transfer of any shares or securities of the Corporations, except with respect to the transactions herein contemplated. The Shares constitute on the date hereof all of the issued and outstanding capital stock of each of the Corporations.
          b.   Authority:
          Each Seller has the unconditional right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All actions required to be taken by each Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken, including action by stockholders or fiduciaries.
          c.   Violation of Law or Conflict:
          The execution and delivery of this Agreement by each Seller, the performance of its obligations under this Agreement, the consummation of the transaction contemplated hereby and the compliance with the terms hereof by each Seller will not (i) violate or conflict with any provision of law or of the Certificate of Incorporation or By-Laws of each Seller or any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any Seller or to its properties or assets; or (ii) result in any breach of, or constitute a default under, or result in the creation of a lien, encumbrance or claim on any of the properties or assets of any of the Sellers. Except as provided in Exhibit 5(c) hereof with respect to the transactions herein contemplated, no approval is necessary pursuant to any corporate charter, by-law or regulation or any mortgage, lease, license or contract to which any of the Sellers is a party or by which any of the Sellers or any Seller's property or assets are or may be bound or affected.
          d.   Permits and Approvals:
               All actions, approvals, orders, permits, consents, licenses and authorization required to be taken, given or obtained, as the case may be, by or from any governmental authority or agency of the United States or any political subdivision thereof, or of the Commonwealth of Puerto Rico or any political subdivision thereof or any other party in connection with the transactions contemplated by this Agreement shall have been duly taken, given or obtained, as the case may be, shall be in full force and effect on the date hereof, and shall be satisfactory in form and in substance to the Purchaser for Purchaser to be able to continue to carry out the respective businesses of the Corporations.
          e.   Enforceability:
          This Agreement has been duly executed and delivered by each of the Sellers and constitutes the valid and legally binding obligation of each of the Sellers enforceable against each of them in accordance with its terms.
          f.   Organization, Corporate Power and Good
Standing.
          Each of Olympic, Yabucoa and Lutania is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Puerto Rico (as to Lutania and Yabucoa), respectively; possesses full corporate power and authority and all governmental franchises, licenses, permits, authorizations and approvals necessary to use its corporate name, to own, lease or otherwise hold its properties and other assets and to carry on its business as currently conducted. Each of Olympic, Yabucoa and Lutania is qualified to do business in any jurisdiction in which such qualification is necessary in order to enable each of said corporations to carry on its business as now conducted or to own, lease or hold its properties and assets as now owned, leased or held. All the minutes of the meetings of the Board of Directors and/or the Shareholders of each of said corporations are contained in their respective minute books, which have been furnished to Purchaser for examination. True and complete copies of the Certificate of Incorporation, as amended to date, and the By-Laws, as in effect on the date hereof of each of said corporations have been delivered to Purchaser.


          g.   Capitalization of Olympic.
          The authorized capital stock of Olympic consists of 100 shares of common stock, of which 100 shares are issued and outstanding, and 96,405 shares of preferred stock of which 96,405 shares are issued and outstanding. All outstanding shares of capital stock of Olympic were duly authorized for issuance, are validly issued and fully paid and non-assessable and were not issued in violation of, and are not subject to any pre-emptive subscription or similar rights. All the issued and outstanding shares of common stock of Olympic are registered in the name of Estampados and all the issued and outstanding shares of preferred stock of Olympic are registered, 39,276 shares in the name of Cintex and 57,129 shares in the name of Hispamer. Except as set forth above, no shares of capital stock or other equity securities of Olympic are outstanding and no outstanding contracts, warrants, options, calls, convertible or exchangeable securities or other rights or commitments of any nature are outstanding or in existence that give any person or entity any right (beneficial or otherwise) to receive, purchase or otherwise acquire or hold any equity or other security of Olympic or any dispositive rights, voting rights or dividend rights in any equity or other security of Olympic other than by virtue of the Contract to Acquire and this Agreement relating to any of the authorized shares of common stock or preferred stock of Olympic.
          h.   Capitalization of Lutania.
          The authorized capital stock of Lutania consists of 1,000,000 shares of common stock, of which 1,000 shares are issued and outstanding. All outstanding shares of capital stock of Lutania were duly authorized for issuance, are validly issued and fully paid and non-assessable and were not issued in violation of, and are not subject to any pre-emptive subscription or similar rights. All the issued and outstanding shares of common stock of Lutania are registered in the name of Holding. Except as set forth above, no shares of capital stock or other equity securities of Lutania are outstanding and no outstanding contracts, warrants, options, calls, convertible or exchangeable securities or other rights or commitments of any nature are outstanding or in existence that give any person or entity any right (beneficial or otherwise) to receive, purchase or otherwise acquire or hold any equity or other security of Lutania or any dispositive rights, voting rights or dividend rights in any equity or other security of Lutania other than by virtue of the Contract to Acquire and this Agreement relating to any of the authorized shares of common stock or preferred stock of Lutania.
          i.   Capitalization of Yabucoa:
          The authorized capital stock of Yabucoa consists of 2,000 shares of common stock, all of which shares are issued and outstanding. All outstanding shares of capital stock of Yabucoa were duly authorized for issuance, are validly issued and fully paid and non-assessable and were not issued in violation of, and are not subject to any pre-emptive subscription or similar rights. All the issued and outstanding shares of common stock of Yabucoa are registered in the name of Olympic. Except as set forth above, no shares of capital stock or other equity securities of Yabucoa are outstanding and no outstanding contracts, warrants, options, calls, convertible or exchangeable securities or other rights or commitments of any nature are outstanding or in existence that give any person or entity any right (beneficial or otherwise) to receive, purchase or otherwise acquire or hold any equity or other security of Yabucoa or any dispositive rights, voting rights or dividend rights in any equity or other security of Yabucoa.
          j.   Equity Interest.
          Except for the Yabucoa Common Shares owned by Olympic, Olympic, Yabucoa and/or Lutania has no subsidiaries, nor do they directly or indirectly own any capital stock of or other equity interest in any corporation, business trust, firm, partnership or entity.
          k.   Financial Statements.
               The copies of: (i) Olympic's balance sheets as of December 31, 1994 and 1993 and the related statements of operations and retained earnings and cash flows for the years then ended (including its investment in Yabucoa), all certified without qualifications or exceptions by KPMG Peat Marwick, LLP, and (ii) the unaudited balance sheet of Lutania as of March 25, 1995, all heretofore furnished by Sellers to Purchaser and copies of which are attached hereto as Exhibit 5(k) (all of said financial statements, including the notes, exhibits and schedules thereto, collectively referred to as the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles, are true, correct and complete and the respective balance sheets present fairly the assets and liabilities and the financial condition and the results of the operations of Olympic (and its subsidiary Yabucoa) and of Lutania as of the date of same and for the period indicated in said Financial Statements.
               Such Financial Statements reflect all claims against and all debts or obligations of Olympic (including Yabucoa) and Lutania (fixed or contingent). To the best knowledge and belief of Sellers, there is no liability or obligation of any nature not fully reflected or reserved in the Financial Statements. Since the date of the Financial Statements, neither Olympic, Yabucoa or Lutania has suffered any material adverse change in its business operations, its obligations (whether absolute, accrued, contingent or otherwise), assets, earnings or working capital, nor have they incurred any obligations or liabilities of any nature, except in the ordinary course of business, or paid, satisfied or discharged any claim, lien, encumbrances or obligation other than in the ordinary course of business, or permitted, allowed or suffered any of its properties or assets to be subjected to any mortgage, pledge, charge or restriction other than those which are listed in Exhibit 5(o) hereof.
          l.   Payment of Taxes.
               Each of Olympic, Yabucoa and Lutania has filed or caused to be filed in a timely manner all Federal, state, Puerto Rico, local, municipal and foreign income, sale, use, payroll, employment, withholding, excise, property and other taxes and social security returns, reports, notices, declarations, and forms required to be filed by each of them by applicable laws, regulations and municipal ordinances governing such matters and the amount of tax liability and social security payments shown in such returns, reports, notices, declarations and forms are correct in all material respects.
               Olympic, Yabucoa and Lutania each has paid in full or accrued on its financial statements all taxes and social security obligations which have become due pursuant to such returns or pursuant to any assessment or levy received by either of them. The amounts set forth as liabilities for all taxes on the unaudited financial statements of each of said entities as of the date hereof are sufficient for the payment of all accrued and unpaid Federal, state, Puerto Rico, local, municipal and foreign income, withholding, excise, property and other taxes (and any related penalties and interest) of or due by each of said entities. No tax liens have been filed and no claims are being threatened or asserted against either of such entities for additional taxes of any kind with respect to any year or the portion of the year ending as of the date hereof for the taxable period that includes (but does not end on) such day. Neither of such entities is the subject of any tax audit or other proceeding that could result in the assessment of additional taxes or is aware of any threat or notification that such an audit will or may be performed.
          m.   Licenses and Authorizations.
               Exhibit 5(m) sets forth a complete list and brief description of all licenses, permits, consents, franchises, certificates of compliance, or other authorizations from, or pending applications to, any person or governmental authority held by Olympic, Yabucoa and Lutania on the date hereof. The licenses, permits, consents, certificates of compliance, authorizations and applications listed in such Exhibit 5(m) are presently in effect and constitute the only licenses, permits, consents, certificates of compliance, authorizations and applications for any of the foregoing necessary to conduct the businesses of Olympic, Yabucoa and Lutania as now conducted.
          n.   Absence of Certain Changes.
               Since the date of the Financial Statements, the business of each Olympic, Yabucoa and Lutania has been conducted in the ordinary and usual course of business and none of said entities has:
               (i)  Suffered any material adverse change in
its business, operations, conditions (financial or otherwise), liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), assets, earnings, working capital or prospects, nor has there been any event which has had or will have a materially adverse effect on any of the foregoing;
               (ii)  Incurred in or assumed any obligation,
indebtedness or liability of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than items incurred in the ordinary course of business, or increased, or experienced, any change, in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;
               (iii) Paid, discharged or satisfied or agreed to pay, discharge or satisfy, any claim, lien, encumbrance, obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liens, encumbrances, obligations or liabilities which are reflected or reserved against in the Financial Statements or which were incurred since the date of the Financial Statements in the ordinary course of business;
               (iv)  Permitted, allowed or suffered any of
their properties or assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind other than liens and encumbrances specifically set forth in the Financial Statements and/or disclosed to the Purchaser in writing;
               (v)  Written down or written up the value of
any inventory (including write-downs by reason of shrinkage or mark-downs), determined as collectable any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs, write-up and write-offs in the ordinary course of business;
               (vi) Cancelled any debts or waived any claims or rights of substantial value, except in the ordinary course of business;
               (vii) Sold, transferred or otherwise disposed of any of its properties or assets (personal, permits, tangible or intangible), except in the ordinary course of business;
               (viii)   Cancelled, disposed of, voluntarily
relinquished or permitted to lapse any right to use any of its trademarks, assumed names, trade names, licenses or applications therefore or disposed of, or disclosed to any person not authorized to have such information, any trade secret, formulae, process or know-how not theretofore a matter of public knowledge or existing in the public domain;
               (ix) Granted any increase in the compensation of officers or employees or any increase in the compensation payable or to become payable to any officer or employee that is inconsistent with past practice;
               (x) Made any change in any material method of accounting principles, practice or policy other than those required by GAAP;
               (xi) Paid, loaned or advanced any amounts due to, or sold, transferred or leased any property or assets (personal or mixed tangible or intangible) to, or entered into any agreement or arrangement with, any of its stockholders, affiliated entities, employees, officers or directors except for directors' fees;
               (xii) Entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty;
               (xiii)  Redeemed or otherwise acquired any
shares of its capital stock or entered into any agreement, contract or instrument relating to the issuance or sale of its capital stock other than the Agreement providing for the Right to Acquire Shares of Stock and Indebtedness dated June 27, 1995 (the Agreement to Acquire);
               (xiv) Declared, paid or set aside for payment any dividend or distribution whether in cash or in kind;
               (xv) Entered into any lease agreement or any agreement modifying or amending any existing lease agreement with respect to any real estate property used in the conduct of its business;
               (xvi)  Made or agreed to any change or
modification in the terms of any contract or instrument to which it is a party which may have a material adverse effect on its properties or businesses.
               (xvii) Entered into any agreement, the terms of which would be violated by the consummation of the transactions contemplated hereby;
               (xviii) Suffered any material destruction, damage or loss related to the assets or properties of its business, whether or not covered by insurance;
               (xix)  Committed, suffered, permitted or
incurred in any default, liability or obligation which has, had or will have any adverse effect on its assets or business;
               (xx)  Amended or modified its Certificate of
Incorporation or By-Laws.
          o.   Title to Properties; Encumbrances.
               Each of Olympic, Yabucoa and Lutania has good, valid and marketable title to all properties and assets (personal and mixed, tangible and intangible) which are used in, with or are related to its business and which it represents Purchaser to own, including, without limitation, all the properties and assets reflected in the Financial Statements, except for those properties and assets which it has since sold or disposed of in the ordinary course of business. Except as set forth in Exhibit 5(o), said properties, rights and assets are free and clear of mortgages, liens, claims, charges, pledges, security interests or other encumbrances.
          p.   Inventory.
               All inventory of each Olympic, Yabucoa and Lutania consist of items that are merchantable, in good conditions, usable and saleable in its ordinary course of business and is reflected in its books and records in accordance with GAAP.
          q.   Accounts Receivable.
               All accounts receivable of each Olympic, Yabucoa and Lutania, whether reflected in the Financial Statements or subsequently created, represent sales actually made or services actually performed in the ordinary course of business and are collectable in accordance with their terms.

          r.   Leases.
               Exhibit 5(r) contains an accurate and complete list of all leases pursuant to which Olympic, Yabucoa and Lutania lease real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect and have not been modified or amended except as set forth in such Exhibit; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) constitute a default thereunder. No written consents from Landlords under the leases are required by reason or as a result of the transactions contemplated herein.
          s.   Conduct of Business.
               Since the date of the Financial Statements,
each of Olympic, Yabucoa and Lutania has used its best efforts to preserve intact its business operations and maintained satisfactory relationship with licensors, suppliers, distributors, clients and others with whom it had business relationship. Neither of said entities has engaged since that date in any transaction not in the ordinary course of business.
          t.   Legal Proceedings.
               Except as set forth and described in Exhibit
5(t), there are no actions, suits, claims, proceedings or investigations, pending or threatened against or affecting Olympic, Yabucoa and/or Lutania or any of their assets, properties or operations, at law or in equity, before any Federal, local, Puerto Rico, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, which might result in any material adverse change in the businesses, operations, prospects, properties, assets or conditions, financial or otherwise of Olympic, Yabucoa or Lutania or affect the transactions contemplated in this Agreement. Sellers, Olympic, Yabucoa and Lutania are not in default with respect to any order, writ, injunction or decree of any Federal, Puerto Rico, municipal or other governmental department in any case, domestic or foreign.
          u.   Insurance.
               Exhibit 5(u) contains an accurate and complete list of all insurance policies presently in effect with respect to the businesses, properties and employees of Olympic, Yabucoa and Lutania. All such policies are in full force and effect and to the best of Sellers' knowledge or that of any of said entities, no event has occurred which would give any insurance carrier a right to terminate any of such
policies.   All premiums due and payable with respect thereto
have been paid, and no notice of cancellation or termination have been received with respect to any such policy.
          v.   ERISA Plans.
               Except as set forth in Exhibit 5(v), or as may be required by local statute, Olympic, Yabucoa and Lutania are not and have not been a party to, or are not and have not been bound by, nor contributed to any bonus, deferred compensation, hospitalization, medical, dental, vacation, sick pay, disability or severance plan or policy, pension, profit-sharing or retirement plan or arrangement, stock purchase, stock option or group insurance plans or programs or any other fringe benefit plan, contract or arrangement providing benefits to its employees, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") whether qualified or non-qualified under ERISA, formal or informal and whether legally binding or not (hereinafter collectively, the "Plans"). No liability has been or is expected to be incurred by any of said entities in connection to any such Plans or their respective terminations, under or pursuant to any provision of law or regulation, including but not limited to Title I or IV of ERISA that could, following the closing on the date hereof, become or remain a liability of any of them or the Purchaser or become a liability to any of their respective successors and/or assigns.
          w.   Bank Accounts.
               Exhibit 5(w) sets forth the names and locations of all banks, savings and loan association and other financial institutions at which Olympic, Yabucoa and/or Lutania maintains accounts or safe deposit boxes and the name of all persons authorized to draw thereon or to have access thereto.

          x.   No Condemnation or Expropriation.
               To the best knowledge of Sellers and the Corporations, neither the whole nor any portion of the leaseholds or any other assets of Olympic, Yabucoa and Lutania, are subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment or compensation therefor, nor any such condemnation, expropriation or taking has been proposed.
          y.   Personnel and Employment Matters.
               Each of Olympic, Yabucoa and Lutania has conducted its business in compliance with all Federal and local laws, rules and regulations related to or affecting employment and employment practices, including terms and conditions of employment and wages and hours. Neither of said entities has engaged in any unfair labor practice; there are no complaints against any of the Corporations pending or threatened before the National Labor Relations Board, Department of Labor of the Commonwealth of Puerto Rico or any similar federal or local labor agency; there are no labor strikes, slow-downs or stoppages pending or to its best knowledge threatened, with respect to its employees; there are no charges pending before the Equal Employment Opportunity Commission or any Commonwealth or local agency responsible for the prevention of unlawful employment practices nor any notice has been received indicating the intentions of any Federal, Commonwealth or local agency responsible for the enforcement of employment and labor laws to conduct an investigation.
Each of said entities has complied with all laws and regulations of, and have timely paid all workmen's compensation insurance premiums to the State Insurance Fund Administration. They have also made in full all payments corresponding to their employees for wages, salaries, commissions, bonuses, benefits, payroll withholding taxes and any other salary withholding obligation, vacation time, leave of absence, disability, Christmas bonus, severance and any other payment due and payable to their employees as of the date hereof or such amounts have been accrued pursuant to the law or otherwise, for or related to the period comprised between the date of employment of such employees and the date hereof.
          z.   Brokers.
               Neither Sellers nor Olympic, Yabucoa or Lutania has retained or employed a broker, finder or other person as such, nor taken any action which would give any person any valid claim against any of them hereto for a commission or brokerage in connection with the transactions contemplated hereby.
          aa. Property Used by Olympic, Yabucoa and Lutania. There is no defect, deficiency or other condition of the property, equipment or premises used by either Olympic, Yabucoa and Lutania in the conduct of their respective businesses that has been alleged and notified to Sellers, by any governmental authority or third party as constituting a violation of any Fire, Plumbing, Electrical Safety or Building Code or Environmental Protection Law, or governmental regulation of any similar import, or any applicable zoning or other land use regulation of any governmental authority, nor to the best of Sellers' knowledge or that of the Corporations, there is any basis for such an allegation, or any proposed or contemplated amendment or modification thereto, which, if in effect on the date hereof, would characterize any condition of any such property, equipment or premises, as a material violation thereof.
          bb.  Compliance with the Law.
               Olympic, Yabucoa and Lutania has each conducted its business in compliance in all material respect with all applicable statutes, ordinances, laws, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign (including without limitation, those related to Hazardous Substances (as defined herein). Except as set forth in Exhibit 5(bb), none of such entities has received any notice from a governmental authority that alleges that they are not in compliance, in all material respects with any such federal, commonwealth, local or foreign law, ordinance, rule or regulation.
          cc.  Intellectual Property.
               Exhibit 5(cc) sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks, copyrights and similar rights and applications therefor owned by, licensed to or used or filed by either Olympic, Yabucoa and Lutania (collectively the "Intellectual Property"), and contains a list of all jurisdictions in which all registered trademarks are registered or registration has been applied for and all registration and application numbers. Each of Olympic, Yabucoa and Lutania owns or has the right to use, without payment to or need of consent by, any other party, the Intellectual Property and the consummation of the transactions contemplated hereby will not alter or impair such rights. The use by either of said entities of the Intellectual Property does not infringe upon the rights of any third party. Neither the Sellers nor any of said entities has granted to any person or entity any right or license to use any such name and/or any variation thereof nor any other Intellectual Property. To the best knowledge of Sellers and the Corporations, no shareholder, officer, director or employee of the Corporations, has an interest or right of any nature whatsoever in any of the Intellectual Property. There is no actual or, to the best knowledge of Sellers and the Corporations, threatened or asserted claim that challenge the rights of either of the entities in any respect in and to, or restrict their rights to use, or charges any of said entities with infringement of, or make any other claim with respect to, any of the Intellectual Property.
          dd.  Contracts and Commitments.
               Exhibit 5(dd) lists all agreements, contracts, commitments, understandings, arrangements or restrictions (collectively the "Contracts") to which Olympic, Yabucoa and/or Lutania are a party or by which either of them is bound and which are individually or in the aggregate material to their respective business operations. The Contracts are valid, binding and in full force and effect and are enforceable by each of Olympic, Yabucoa and/or Lutania, as the case may be, in accordance with their terms. Each entity which is a party to the Contracts has performed all material obligations required to be performed by it under the contracts and is not in breach or default in any respect thereunder (with or without the lapse of time or the giving of notice, or both). To the best of Sellers' and each of said entities knowledge, no other party to any of the Contracts is in breach or default in any respect thereunder. True, correct and complete copies of each Contract have been delivered by Sellers or any of the Corporations to Purchaser before the date hereof.
          ee.  Customers and Suppliers.
               Exhibit 5(ee) lists the five largest customers and the five largest suppliers of Olympic, Yabucoa and Lutania. None of the customers in the list has notified Sellers or any of the entities that it intends to terminate its business relationship with or decrease its purchases from the Corporations. None of the suppliers has notified any of the Corporations that it intends to change its terms of sale to or its relationship with any of the Corporations in a manner adverse thereto.
          ff.  Environmental Matters.
               Except as set forth in Exhibit 5(ff), each of the Corporations has complied and is in compliance with all applicable federal, Commonwealth of Puerto Rico and local laws, ordinances, regulations, policies, orders or decrees relating to pollution control and environmental contamination, including but not limited to, the generation, use, collection, treatments, storage, transportation, recovery, removal, discharge or disposal of Regulated Substances (as defined hereafter), as well as those regarding record-keeping, notification and reporting requirements respecting Regulated Substances.
               No real property now or previously used or leased by any of the Corporations (the "Property") has been used by it or any other party for the handling, treatment, storage or disposal of Regulated Substances. No release, discharge or spillage of any Regulated Substance and no soil, water or air contamination by any Regulated Substance has occurred or is occurring in, from or on the Property.
               Each of the Corporations has all permits, approvals and consents under all applicable environmental statutes and regulations to operate lawfully the business which it currently conducts and currently expects to conduct.
               There are no Enforcement Notices in effect and the Sellers and the Corporations do not know and have no reason to know of any facts which might result in the issuance of any Enforcement Notice with respect to the Corporations.
               Except as described in Exhibit 5(ff), there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of Regulated Substance or contamination of soil, water or air by Regulated Substance pending or threatened with respect to the Property or otherwise against any of the Corporations in any court or before any federal, state, Commonwealth of Puerto Rico or other local government agency or private arbitration panel.
               For purposes of this Agreement, "Regulated
Substance" shall mean any pollutant, chemical substance, hazardous or toxic wastes, or contaminants regulated under, defined in or pursuant to any applicable federal, state, Commonwealth of Puerto Rico or local law, ordinance, regulation, order or decree, including, without limitation, the Solid Waste Disposal Act, as amended (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. 7401 et seq.), and the Clean Water Act, as amended (33 U.S.C. 1251 et seq.).
          gg.  Disclosure of Material Facts.
               All representations, warranties, covenants or statement of Sellers and each of Olympic, Yabucoa and Lutania contained herein or in any certificate, schedule, list, exhibit or other information delivered to Purchaser pursuant to or in connection with this Agreement, are and will be true, complete and correct in all respects and do not contain or will contain any untrue statement of any material fact or omit or will omit to state a material fact necessary in order to avoid making the statements contained herein or therein misleading when considered in light of the circumstances in which made or delivered.
     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
PURCHASER.
          The Purchaser represents, warrants and covenants to the Sellers as follows:
          a.   Organization, Corporate Power and Good
Standing.
               Purchaser is a corporation duly organized, validly existing and in good standing under the State of Delaware, U.S.A., jurisdiction of its incorporation, and has the corporate power and authority to own or lease its properties, to carry on its business and to perform its undertakings and obligations herein provided.
          b.   Authorization, Execution and Delivery.
               All corporate acts and/or other proceedings required to be taken by or on the part of the Purchaser to authorize it to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly taken and are valid and binding obligations of Purchaser enforceable in accordance with its terms; except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights.

          c.   Brokers.
               Purchaser has not retained or employed any broker, finder or other person as such, nor taken any action which would give any person any valid claim against any party hereto for such a commission or brokerage in connection with the transactions contemplated hereby, except for AGA & Associates, Inc. and RK Grace & Co. which are acting as financial advisors on behalf of Purchaser who will be solely responsible for their fees.
          d.   Violation of Law or Conflict.
          The execution and delivery of this Agreement by Purchaser, the performance of its obligations under this Agreement, the consummation of the transaction contemplated hereby and the compliance with the terms hereof by Purchaser will not (i) violate or conflict with any provision of law or of the Certificate of Incorporation or By-Laws of Purchaser or any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Purchaser or to its properties or assets; or (ii) result in any breach of, or constitute a default under, or result in the creation of a lien, encumbrance or claim on any of the properties or assets of any of Purchaser. Except as provided in Exhibit 6(d) hereof with respect to the transactions herein contemplated, no approval is necessary pursuant to any corporate charter, by-law or regulation or any mortgage, lease, license or contract to which the Purchaser is a party to or by which the Purchaser or Purchaser's property or assets are or may be bound or affected.
          e.   Compliance with Securities Laws.
               Purchaser has filed or caused to be filed as of the date thereof, all reports required to be filed by it with respect to the transactions contemplated in this Agreement pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.
     7.   ADDITIONAL DOCUMENTS DELIVERED BY PARTIES.
          In connection with the transactions herein contemplated, the parties have delivered or caused to be delivered the following documents:
          a.   Resignation of Directors.
               The Purchaser received the signed resignations dated the as of the date hereof of all the Directors and Corporate Officers of Olympic, Yabucoa and Lutania.
          b.   Execution of Lease Agreement and Pledge
               Agreement.

               Olympic executed with Cintex a Lease Agreement with respect to the Guaynabo facilities under mutually acceptable terms and conditions and Purchaser shall have executed a Pledge Agreement with Hispamer to secure the payment of the Bridge Note and the Availability Note.
          c.   Opinion of Counsel to Seller.
               Purchaser shall have received an opinion from Jose R. Cestero-Calzada, counsel for Sellers, dated as of the date hereof, which opinion shall be in form and substance acceptable to Purchaser.
          d.   Hispamer Note.
               Purchaser shall have caused Olympic or its successor to issue a promissory note to Hispamer for the principal amount of Four Hundred Sixty-Five Thousand Dollars ($465,000.00) (the "Hispamer Note") representing the interest amount owed by Olympic to Hispamer on the portion of the Indebtedness. The Hispamer Note will be due and payable on the fifth anniversary of the Closing Date and shall bear interest from the date of issue to its full payment at an annual rate of seven percent (7%) payable quarterly on the last day of each calendar quarter. Upon repayment in full of the Bridge Note, any additional equity raised by the Purchaser, Olympic or its subsidiary, shall be used to prepay the then outstanding balance of the Hispamer Note.
          e.   Release of Guarantees.
               Sellers shall provide Purchaser with the release of a guarantee issued by Olympic to the Development Fund of Puerto Rico, a subsidiary of the Government Development Bank of Puerto Rico in connection with a loan granted by the fund to America Mills C. por A. Sellers represent that there are no other guarantee issued by any of the Corporations with respect to liabilities or obligations of any entity other than the Corporations.
     8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
          INDEMNIFICATION.

          a. Survival of Representations and Warranties of the Sellers.

               All representations, warranties, agreements, covenants and obligations made or undertaken by the Sellers in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser, shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto. The Sellers, jointly and severally, agree to indemnify and hold Purchaser and its officers, directors and agents harmless from and against all claims, liability, deficiency, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by any such indemnified party arising from (i) any misrepresentation, or breach of any covenant or warranty of the Sellers contained in this Agreement or any exhibit, certificate, document or other instrument furnished or to be furnished by the Corporations or the Sellers pursuant hereto; (ii) any claim or cause of action by any third party (regardless of whether the claimant is ultimately successful) arising out of any action, inaction, event, condition, liability or obligation of or by any of the Corporations or the Sellers occurring or existing on or prior to the date hereof not otherwise accrued in the financial statements; and (iii) any matter regarding Regulated Substances on any Property or regarding any applicable federal, state, Commonwealth of Puerto Rico or local environmental laws or permits pertaining to the Property or the business or assets of any of the Corporations existing on or prior to the date hereof not otherwise accrued in the financial statements.
               Any examination, inspection by audit of the Property, financial condition or other matters of the Corporations and their businesses and operations conducted by Purchaser pursuant to this Agreement shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and obligations of the Sellers and the Corporations set forth herein.
          b. Survival of Representations and Warranties of Purchaser.

               All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto, have been relied upon by the Sellers, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto. Purchaser agrees to indemnify and hold the Sellers and their officers, directors and agents harmless from and against all liability, claim, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by the Sellers arising from (i) any misrepresentation, or breach of any covenant or warranty or Purchaser contained in this Agreement or any certificate or other instrument furnished or to be furnished by Purchaser hereunder; and (ii) any claim or cause of action by any third party arising out of any action, inaction, event, condition, liability or obligation of or by any of the Corporations or Purchaser occurring after the date of this Agreement.
          c. Sellers' Indemnification to Purchaser of Olympic's Excise Taxes.

               Sellers agrees to indemnify and hold Purchaser and/or Olympic harmless for any excise taxes on taxable sales made by Olympic of products manufactured by it, which excise taxes are included as accrued expenses in the Financial Statements. Sellers shall have the right to present any objection with the corresponding government authorities for the imposition and/or collection of such excise taxes. Purchaser shall be obliged to notify Sellers of any such actions by the government authorities.
          d.   Remedies Cumulative.
               Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

     9.  COVENANT NOT TO COMPETE.
          Sellers and Francisco Carvajal agree that for a period of five (5) years commencing on the date hereof, they, or any of them, directly or indirectly, within the Commonwealth of Puerto Rico shall not engage in, or become an officer, director, employee, consultant or stockholder, partner, joint venturer or proprietor (as applicable) in any entity, concern, store or business engaged in the textile, apparel, clothing and/or garment business, neither as a manufacturer, wholesaler or retailer, in competition with Purchaser or any subsidiary or affiliate of Purchaser. Excepted from this covenant not to compete are the operations listed in Exhibit 9 hereof.
          Sellers and Carvajal acknowledge that this covenant not to compete constitutes an important and essential element in Purchaser's decision to enter into this Agreement. In the event that a court of competent jurisdiction should find and hold that any of the restrictive provisions of this covenant not to compete are in any way unreasonable and contrary to applicable law, the parties hereto authorize the court to reform such provisions and to impose such restrictions as reformed and the remaining provisions as it may deem reasonable.
     10.  COST AND EXPENSES.
          The parties hereto shall each pay all of their own expenses relating to the transactions contemplated by this Agreement, including without limitation, the fees and expenses of their respective counsel, accountants, financial advisers and any other.
     11.  APPLICABLE LAW.
          This Agreement and its Exhibits, Schedules and Attachments shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico.
     12.  ASSIGNABILITY.
          This Agreement, including its exhibits and
attachments thereto and the rights and obligations thereunder shall not be assignable or transferable by any of the parties hereto without the express prior written consent of the other parties hereto, and any attempted assignment, without such
consent, shall be null and void.   13.  THIRD PARTIES
BENEFICIARIES AND SUCCESSORS.
          This Agreement, Exhibits and Attachments are for the sole benefit of the parties hereto and nothing herein expressed or implied shall create any rights, claims or benefits inuring to any person or entity that is not a party hereto nor create or establish any third party beneficiary hereto. This Agreement and its Exhibits and Attachments shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto.
     14.  CAPTIONS, EXHIBITS, ATTACHMENTS.
          Captions appearing herein and in the Exhibits and Attachments are for the convenience of the parties only, and shall not be construed to affect the meaning of the provisions of this Agreement. All Exhibits and Attachments referred to in this Agreement shall be attached hereto, unless otherwise indicated by the context, and in any case shall be deemed to be incorporated in and to form a part of this Agreement.
     15.  ENTIRE AGREEMENT.
          This Agreement, together with its Exhibits and Attachments, set forth the entire understanding and agreement of the parties with respect to its subject matter, and unless otherwise agreed to by the parties in writing, supersedes any prior agreement(s) among them. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.
     16.  NOTICE.
          All notices and communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective parties to the following addresses:
          If to Purchaser:

               Mr. Dennis D. Bradford
               Chairman
               Coachman Incorporated
               301 N.C. 63rd St., Suite 500
               Oklahoma City, OK 73116
               Fax: (405) 842-3299

          With copy to:

               Rogelio Munoz, Jr., Esq.
               1800 Popular Center
               Hato Rey, PR 00918-1052
               Fax: (809) 751-0910

     If to Sellers:

               Mr. Francisco Carvajal
               PO Box 1669
               Guaynabo, PR 00651-1669
               Fax: (809) 720-5166

          With copy to:

               Jose R. Cestero-Calzada, Esq.
               PO Box 364962
               San Juan, PR 00936
               Fax: (809) 759-7309
or to such other address as a party shall designate by a written notice to the other party. Notices given by facsimile shall be deemed to be in writing, provided there is confirmation of receipt of transmission and further provided that any notice period shall start running with the transmission of the facsimile. Either party shall notify in writing the other in case of any change to their respective address(es) or name of legal representative set forth above. Any notice of change of address or change of party to receive notice shall not be deemed received or delivered until actual receipt or delivery.
     17.  WAIVER.
          Any waiver of any terms, conditions, obligations or covenant on this Agreement must be in writing and signed by the party against whom enforcement is sought. A waiver of any breach or failure to enforce any of the terms, conditions, obligations or covenants of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term
, condition, obligation or covenant herein.
     18.  COUNTERPARTS.
          This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
     19.  EXECUTION OF FURTHER DOCUMENTS.
          The parties hereto agree that from time to time upon the reasonable written request by any party hereto, the other party or parties shall execute and deliver or cause to be executed and delivered any additional document or instrument and shall take or cause to be taken, all such further actions as such other party may reasonably deem necessary to consummate the transactions contemplated herein, and/or to comply fully with the terms and conditions of this Agreement.
     20.  SEVERABILITY.
          If any provision of this Agreement or the application thereof to any person or circumstances shall be held void, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remaining terms and provisions hereof.
     21.  COVENANT OF PURCHASER.
          Purchaser hereby covenants to Hispamer to cause Lutania to become a subsidiary of Olympic or, in the alternative, at its sole option, to deliver in pledge to Hispamer the Lutania Shares to also guarantee the payment of the Bridge Note and the Availability Note under the same terms as the Pledge Agreement of even date herewith.
     22.  DEFINITION.
          For the purposes of this Agreement, the term
"Affiliate" shall mean with respect to any person (i) each person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock having ordinary voting power in the election of directors of such person; (ii) each person that controls, is controlled by or is under common control with such person or any affiliate of such person; or (iii) each of such person's officers, directors, joint venturers and partners. For purposes of this definition control of a person shall mean the possession, directly or indirectly of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement at San Juan, Puerto Rico on the date stated hereinabove.

SELLERS                                 PURCHASER

CORPORACION INMOBILIARIA TEXTIL    COACHMAN INCORPORATED

By:  _________________________     By:
_________________________
     Francisco Carvajal                 Dennis D. Bradford
     President                          Chairman


FIDEICOMISO HISPAMER

By: Fundacion Francisco Carvajal, Inc.
              Trustee

By:  ___________________________
     Francisco Pedraza
     Director


ESTAMPADOS DEPORTIVOS, INC.

By:  ___________________________
     Francisco Carvajal
     President



OLYMPIC HOLDING CORP.


By:  _____________________________
     Francisco Carvajal
     President



Affidavit No. _________

     Acknowledged and subscribed before me by Dennis D. Bradford, of legal age, married, business executive and resident of Clearwater, Florida, U. S. A., as Chairman of Coachman Incorporated; and by Francisco Carvajal, of legal age, married, business executive and resident of San Juan, Puerto Rico as President of Corporacion Inmobiliaria Textil (CINTEX), Estampados Deportivos, Inc. and Olympic Holding Corp., and Francisco Pedraza, of legal age, married, business executive and resident of San Juan, Puerto Rico, as Director of Fundacion Francisco Carvajal, Inc., Trustee of Fideicomiso Hispamer; all personally known to me. At San Juan, Puerto Rico this 21st day of December, 1995.


                              NOTARY PUBLIC



               ACKNOWLEDGMENT, CONSENT AND RATIFICATION


     Mr. Francisco Carvajal ("Carvajal"), as majority shareholder, director and executive officer of Cintex, Estampados and Holding and Settlor of Hispamer, acknowledges and confirms (i) to have had the opportunity to thoroughly read the contents of this Agreement and any related agreements, documents, exhibits, attachments, and certificates; (ii) to have had the same carefully explained and translated when he so needed; (iii) to be in agreement with the terms and conditions thereof; and (iv) that, in consideration of the economic benefits derived and to be derived, directly or indirectly, by Sellers and Carvajal personally, Carvajal consents and agrees to perform and comply, and becomes hereby obligated to cause each of the Sellers to perform and comply with, all of Carvajal's and Sellers' obligations under this Agreement and the related agreements, documents, schedules and certificates, including, but in no way limited to Sellers' and Carvajal's covenant not to compete.
                                   __________________________
                                       Francisco Carvajal
Affidavit No. _______

     Acknowledged and subscribed to before me in his personal capacity by Francisco Carvajal, who is of legal age, married, executive and resident of San Juan, Puerto Rico and to me personally known. At San Juan, Puerto Rico, this _____ day of December, 1995.


                                   NOTARY PUBLIC


               ACKNOWLEDGMENT, CONSENT AND RATIFICATION

     Olympic Mills Corporation acknowledges and confirms to have read the contents of this Agreement and any related agreements, documents, exhibits, attachments and certificates and agrees to comply with and take all steps required under this Agreement to be performed by it, all in accordance to its terms and conditions.

                              OLYMPIC MILLS CORPORATION

                              By:_______________________